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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 28, 1999





                             PETROGLYPH ENERGY, INC.
             (Exact name of Registrant as specified in its charter)




             DELAWARE                     000-23185           74-2826234
    (State or other jurisdiction of      (Commission       (I.R.S. Employer
    incorporation or organization)      File Number)      Identification No.)




              1302 N. GRAND
           HUTCHINSON, KANSAS                                    67501
(Address of principal executive offices)                      (Zip Code)




       Registrant's Telephone Number, including area code:  (316) 665-8500



                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)


================================================================================

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ITEM 5.  OTHER EVENTS

         On December 28, 1999, Petroglyph Energy, Inc. ("Petroglyph" or the "Company") announced the execution of a Purchase and Sale Agreement (the "Purchase Agreement") with III Exploration Company, an Idaho corporation ("III Exploration"). III Exploration is a wholly-owned subsidiary of Intermountain Industries, Inc., an affiliate of the Company through its ownership of 50.4% of the Company's outstanding common stock. Currently, three members of the Company's Board of Directors are also members of the Board of Directors of Intermountain Industries, Inc. Pursuant to the terms of the Purchase Agreement, Petroglyph has agreed to purchase certain oil and gas producing properties, located primarily in the Uinta Basin of Utah, from III Exploration, in exchange for the issuance of 250,000 shares of Series A Convertible Preferred Stock. The Purchase Agreement follows a letter of intent dated November 30, 1999 between Petroglyph and III Exploration, which outlined the basic terms of the acquisition, and provides for an effective date of November 1, 1999. The preferred stock will pay dividends at a rate of 8% per annum. The payments will be due quarterly and are payable in additional shares of preferred stock for the first eight quarters and then in cash for all remaining quarters. The preferred stock will be convertible, beginning two years from the date of issuance, into shares of common stock at a conversion price of $3.50 per share of common stock, based on the preference amount of $10.00 per preferred share. The Company has the option to redeem the preferred stock at any time after the third anniversary of the issuance of the shares in whole or in part at a redemption price of $12.00 per preferred share. The preferred stock to be issued in exchange for the properties will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The acquisition of the properties and the issuance of the preferred stock is contingent upon the approval of the stockholders of Petroglyph.

         On December 28, 1999, the Company announced the issuance and sale of 1,000,000 shares of its common stock to III Exploration. The issuance was effected through a privately negotiated sale between the Company and III Exploration, with a purchase price of $2.00 per share, for aggregate proceeds to the Company of $2,000,000. The common stock issued in the private placement has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to use the proceeds from the sale for working capital, to finance existing operations and to finance a portion of the Company's 2000 development plans in its Uinta Basin and Raton Basin properties.

         Attached hereto as Exhibit 99.1 is the press release announcing the execution of the Purchase Agreement and the consummation of the private placement.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable

(c)      Exhibits

10.1* Purchase and Sale Agreement between III Exploration Company and the Company dated December 28, 1999.

10.2* Subscription Agreement between III Exploration Company and the Company dated December 28, 1999.

99.1* Press release dated December 28, 1999 relating to the Purchase of Certain Oil and Gas Producing Properties and Private Placement.

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*filed herewith


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   PETROGLYPH ENERGY, INC.




                                   By:  /s/ ROBERT C. MURDOCK
                                        -------------------------------------
                                        Robert C. Murdock
                                        President and Chief Executive Officer





Date:    December 29, 1999




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                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         -------           -----------
         10.1*    Purchase and Sale Agreement between III Exploration Company and the Company dated December 28, 1999.

         10.2*    Subscription Agreement between III Exploration Company and the
                  Company dated December 28, 1999.

         99.1* Press release dated December 28, 1999 relating to the Purchase of Certain Oil and Gas Producing Properties and Private
                  Placement.

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*filed herewith